EXHIBIT 99.1

Contact:                  Neenah Paper, Inc.

Bill McCarthy

Vice President — Financial Analysis and Investor Relations

678-518-3278

Neenah Completes Purchase of Crane Technical Materials

ALPHARETTA, GEORGIA — July 1, 2014 (NYSE:NP) — Neenah Paper, Inc. announced today that it has completed the purchase of Crane Technical Materials, Inc. from Crane & Co., Inc.. The company, to be renamed Neenah Technical Materials, provides performance-oriented wet laid nonwovens media for fast growing filtration end markets as well as for environmental, energy and industrial uses. Annual sales of approximately $50 million are supported through two manufacturing operations located in Pittsfield, Massachusetts.

“We are excited to move forward now as a company with an expanded manufacturing platform serving a broader base of filtration and other performance-oriented technical markets and customers,” said John O’Donnell, Chief Executive Officer. “This acquisition clearly fit our strategy of expanding in profitable specialty niche markets with above average growth rates and attractive financial returns. In addition, it nicely complements our European filtration business and provides new technologies that represent a platform for future growth.”

The purchase price of $72 million, comprised of $64 million for the business and $8 million related to future cash tax benefits, was financed through cash on hand. As previously announced, approximately $2 to $3 million of one-time costs are expected in 2014 related to the acquisition. Annual earnings, excluding these one-time costs and benefits of lower cash taxes, are expected to be approximately $0.20 per share accretive.

About Neenah Paper, Inc.

Neenah is a leader in premium image and performance-based products, including filtration, specialized substrates used for tapes, labels and other products, and high-end printing papers. Products are marketed under well-known brands such as CLASSIC®, ASTROBRIGHTS®, ENVIRONMENT®, CRANE®, ROYAL SUNDANCE®, SOUTHWORTH® KIMDURA®, Gessner®, CRANEMAT™, CRANEGLAS™, JET-

PRO® SofStretch™ and varitess®. Neenah is headquartered in Alpharetta, Georgia and its products are sold in over 70 countries worldwide from manufacturing operations in the United States and Germany. Additional information can be found at the company’s web site, www.neenah.com.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”), or in releases made by the U.S. Securities and Exchange Commission (“SEC”), all as may be amended from time to time. Statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of the PSLRA and we caution investors that any forward-looking statements we make are not guarantees or indicative of future performance. These forward-looking statements rely on a number of assumptions concerning future events and are subject to risks, uncertainties and other factors, many of which are outside of our control and could cause actual results to materially differ from such statements. Such risks, uncertainties and other factors include, but are not necessarily limited to, those set forth under the captions “Cautionary Note Regarding Forward-Looking Statements” and/or “Risk Factors” of our latest Form 10-K filed with the SEC as periodically updated by subsequently filed Form 10-Qs (these securities filings can be located on our website at www.neenah.com). Unless specifically required by law, we assume no obligation to update or revise these forward-looking statements to reflect new events or circumstances.  These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws.